Exhibit 99.1

USG Corporation Reports Third Quarter 2011 Results

CHICAGO--(BUSINESS WIRE)--October 20, 2011--USG Corporation (NYSE:USG):

Third Quarter 2011 vs. Third Quarter 2010

Consolidated Business Highlights

  Sales of $792 million compared to $758 million
  Operating loss of $76 million compared to $58 million
  Adjusted operating loss of $17 million compared to $23 million

Business Unit Highlights

  U.S. Gypsum wallboard shipments totaled 1,046 MMSF vs. 1,028 MMSF
  U.S. Gypsum average wallboard price of $111.66 per thousand square feet vs. $114.45
  Worldwide Ceilings operating profit of $25 million compared to $21 million
  L&W operating loss of $17 million compared to $24 million

USG Corporation (NYSE:USG), a leading building products company, today reported third quarter 2011 net sales of $792 million, an operating loss of $76 million and a net loss of $115 million, or $1.09 per share based on 105.3 million average shares outstanding. In last year’s third quarter, net sales were $758 million, the operating loss was $58 million and the net loss was $100 million, or $1.00 per share based on 100.1 million average shares outstanding.

“Many of our key markets continue to experience recessionary levels of demand that are near record lows,” said James S. Metcalf, President and CEO. “To accomplish both our short-term objective of returning the company to an operating profit and our longer term aspiration of reducing volatility in our earnings, we will continue to execute our three strategic priorities: strengthening core businesses, diversifying earnings and differentiating USG through innovation. We remain confident that by pursuing these strategies USG will remain a leading building solutions provider in its key product categories and markets.”

The corporation’s adjusted operating loss was $17 million in the third quarter of 2011 compared to $23 million in the third quarter of 2010. Adjusted operating loss excludes restructuring charges and non-cash long-lived asset impairment charges. The majority of these charges in the third quarter of 2011 were non-cash and primarily relate to the planned closure of a gypsum quarry and ship loading facility in Windsor, Nova Scotia, Canada that were idled in the first quarter of this year. This action was taken as part of the company’s objective to adapt operations to market conditions. For information regarding the amounts of the 2011 and 2010 charges, please see the Reconciliation of Adjusted Operating Loss to Reported GAAP Operating Loss schedule attached to this press release.

For the first nine months of 2011, the corporation reported net sales of $2.3 billion and a net loss of $290 million, or $2.80 per share based on 103.6 million average shares outstanding. For the first nine months of 2010, net sales were $2.2 billion and the net loss was $284 million, or $2.85 per diluted share based on 99.7 million average shares outstanding. The corporation’s results for the first nine months of 2011 include restructuring and long-lived asset impairment charges of $70 million compared with $54 million for the first nine months of 2010.

A conference call is being held today at 10:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG Web site, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-866-352-2116 for participants in the United States (1-630-691-2782 for callers from other countries), and the pass code is 30907978. After the live webcast, a replay of the webcast will be available on the USG Web site. In addition, a telephonic replay of the call will be available until Friday, October 28, 2011. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 30907978.

USG Corporation is a manufacturer and distributor of high-performance building systems through its United States Gypsum Company, USG Interiors, Inc., L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG’s worldwide operations serve the residential and non-residential construction markets, repair and remodel construction markets, and industrial processes. USG’s wall, ceiling, flooring and roofing products provide leading-edge building solutions for customers, while L&W Supply branch locations efficiently stock and deliver building materials nationwide. For additional information, visit the USG Web site at www.usg.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material, energy, transportation and employee benefit costs; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates; changes in laws or regulations, including environmental and safety regulations; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release.

USG CORPORATION
CONSOLIDATED STATEMENT OF EARNINGS
(dollars in millions except per share data)
(Unaudited)

	Three Months		Nine Months
	ended September 30,		ended September 30,
	2011	2010	2011	2010

Net sales	$792	$758	$2,274	$2,243

Cost of products sold	739	707	2,132	2,123

Gross profit	53	51	142	120

Selling and administrative expenses	70	74	227	231

Restructuring and long-lived asset
impairment charges	59	35	70	54

Operating loss	(76)	(58)	(155)	(165)

Interest expense	54	45	158	134

Interest income	(1)	(1)	(5)	(3)

Other income, net	-	-	(2)	-

Loss before income taxes	(129)	(102)	(306)	(296)

Income tax expense (benefit)	(14)	(2)	(16)	(12)

Net loss	$(115)	$(100)	$(290)	$(284)

Basic loss per common share	$(1.09)	$(1.00)	$(2.80)	$(2.85)
Diluted loss per common share	$(1.09)	$(1.00)	$(2.80)	$(2.85)

Average common shares	105,304,781	100,108,673	103,592,899	99,671,209
Average diluted common shares	105,304,781	100,108,673	103,592,899	99,671,209

Other Information:
Depreciation, depletion and amortization	$40	$44	$125	$134
Capital expenditures	$13	$7	$38	$18

Average common shares and average diluted common shares outstanding are calculated in accordance with Accounting Standards Codification 260, "Earnings Per Share."

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three Months		Nine Months
	ended September 30,		ended September 30,
	2011	2010	2011	2010
Net Sales:

North American Gypsum:
United States Gypsum Company	$332	$325	$972	$993
CGC Inc. (gypsum)	78	70	230	221
USG Mexico, S.A. de C.V.	42	37	123	110
Other subsidiaries*	10	7	24	22
Eliminations	(25)	(26)	(76)	(81)
Total	437	413	1,273	1,265

Building Products Distribution:
L&W Supply Corporation	283	281	796	811

Worldwide Ceilings:
USG Interiors, Inc.	121	114	343	328
USG International	59	59	175	173
CGC Inc. (ceilings)	15	15	52	48
Eliminations	(12)	(14)	(37)	(38)
Total	183	174	533	511

Eliminations	(111)	(110)	(328)	(344)
Total USG Corporation	$792	$758	$2,274	$2,243

Operating Profit (Loss):

North American Gypsum:
United States Gypsum Company	$(10)	$(46)	$(60)	$(99)
CGC Inc. (gypsum)	(7)	3	(2)	16
USG Mexico, S.A. de C.V.	6	5	16	12
Other subsidiaries*	(59)	(5)	(69)	(18)
Total	(70)	(43)	(115)	(89)

Building Products Distribution:
L&W Supply Corporation	(17)	(24)	(53)	(85)

Worldwide Ceilings:
USG Interiors, Inc.	18	17	51	47
USG International	4	3	11	8
CGC Inc. (ceilings)	3	1	11	7
Total	25	21	73	62

Corporate	(16)	(13)	(60)	(50)
Eliminations	2	1	-	(3)
Total USG Corporation	$(76)	$(58)	$(155)	$(165)

* Includes a shipping company in Bermuda, and a mining operation in Nova Scotia.

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	September 30,	December 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$356	$629
Short-term marketable securities	161	128
Restricted cash	1	4
Receivables (net of reserves - $17 and $17)	376	327
Inventories	320	290
Income taxes receivable	7	3
Deferred income taxes	3	6
Other current assets	54	50
Total current assets	1,278	1,437

Long-term marketable securities	160	150
Property, plant and equipment (net of accumulated
depreciation and depletion - $1,590 and $1,546)	2,129	2,266
Deferred income taxes	12	-
Other assets	240	234

Total Assets	$3,819	$4,087

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$249	$218
Accrued expenses	272	294
Current portion of long-term debt	7	7
Income taxes payable	8	10
Total current liabilities	536	529

Long-term debt	2,298	2,301
Deferred income taxes	8	7
Other liabilities	602	631
Commitments and contingencies

Stockholders' Equity:
Preferred stock	-	-
Common stock	10	10
Treasury stock	-	(55)
Capital received in excess of par value	2,559	2,565
Accumulated other comprehensive loss	(53)	(50)
Retained earnings (deficit)	(2,141)	(1,851)
Total stockholders' equity	375	619

Total Liabilities and Stockholders' Equity	$3,819	$4,087

Other Information:
Total cash and cash equivalents and marketable securities	$677	$907
Borrowing availability from lines of credit	206	156
Total Liquidity	$883	$1,063

USG CORPORATION
RECONCILIATION of ADJUSTED OPERATING LOSS to REPORTED GAAP OPERATING LOSS
(dollars in millions)
(Unaudited)

	Three Months		Nine Months
	ended September 30,		ended September 30,
	2011	2010	2011	2010

Adjusted Operating Profit (Loss):
North American Gypsum	$(18)	$(13)	$(54)	$(49)
Building Products Distribution	(10)	(19)	(45)	(71)
Worldwide Ceilings	25	21	73	62
Corporate	(16)	(13)	(59)	(50)
Eliminations	2	1	-	(3)
Total	(17)	(23)	(85)	(111)

Restructuring and Long-Lived
Asset Impairment Charges:
North American Gypsum	52	30	61	40
Building Products Distribution	7	5	8	14
Worldwide Ceilings	-	-	-	-
Corporate	-	-	1	-
Total	59	35	70	54

Reported GAAP Operating Profit (Loss):
North American Gypsum	(70)	(43)	(115)	(89)
Building Products Distribution	(17)	(24)	(53)	(85)
Worldwide Ceilings	25	21	73	62
Corporate	(16)	(13)	(60)	(50)
Eliminations	2	1	-	(3)
Total	(76)	(58)	(155)	(165)

References to Adjusted Operating Loss are non-GAAP measures. Management believes this information provides investors with a more useful comparison of the corporation's ongoing business performance.

UNITED STATES GYPSUM COMPANY
WALLBOARD REALIZED PRICE & SHIPMENTS

	Quarter 1		Quarter 2		Quarter 3		Quarter 4		Full Year
Year	Price	Volume	Price	Volume	Price	Volume	Price	Volume	Price	Volume
2011	$109.15	0.99	$111.55	0.99	$111.66	1.05

2010	$106.58	1.15	$114.17	1.07	$114.45	1.03	$111.95	0.95	$111.66	4.20

Wallboard price reflects amount per one thousand square feet.
Volume expressed in billions of square feet.

CONTACT:
USG Corporation
Media Inquiries: 312/436-4356
Investor Relations: 312/436-4282